UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
___________________

FORM 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2013
___________________

GENERAL MOTORS COMPANY
(Exact Name of Company as Specified in its Charter)

001-34960 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Company's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.05 Costs Associated with Exit or Disposal Activities
ITEM 2.06 Material Impairments
ITEM 9.01 Financial Statements and Exhibits
Signature

ITEM 2.05     Costs Associated with Exit or Disposal Activities
ITEM 2.06    Material Impairments

On December 10, 2013, General Motors Company (the “Company”) decided to cease manufacturing at its GM Holden subsidiary in Australia by the end of 2017. GM Holden will retain its presence in Australia by continuing to sell Holden vehicles through its extensive dealer network and maintaining its global design studio.  The Company expects to record pre-tax charges of $400 million to $600 million in the fourth quarter of 2013 consisting of approximately $300 million to $500 million for non-cash asset impairment charges including property, plant and equipment and approximately $100 million for cash payment of exit-related costs including certain employee severance related costs.  Additional charges are expected to be incurred through 2017 for incremental future cash payments of employee severance once negotiations of the amount are completed with the employees’ union.  The asset impairment charges will be considered special for EBIT-adjusted reporting purposes.

On December 10, 2013, the Company issued a press release that provides further details. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits

EXHIBITS

Exhibit No.	Description	Method of Filing
99.1	Press Release Announcing GM Holden to Cease Manufacturing by the End of 2017	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ THOMAS S. TIMKO
Date: December 12, 2013	By:	Thomas S. Timko Vice President, Controller and Chief Accounting Officer